UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

July 10, 2013

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ASTRO-MED, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER 0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 4.01.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

    (a) On July 10, 2013, the Audit Committee of the Board of Directors of Astro-Med, Inc. (the “Company”) dismissed the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”).

During the two most recent fiscal years of the Company ended January 31, 2013 and 2012, and the subsequent interim period through July 10, 2013 (the date of dismissal), there were no disagreements between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended January 31, 2013 and 2012 did not contain any adverse opinion or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided EY with a draft of the foregoing disclosure and EY has provided a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree.  A copy of such letter, dated July 16, 2013, is attached as Exhibit 16.1 hereto.

    (b)           On July 10, 2013, following the approval of its Audit Committee, the Company engaged the services of Wolf & Company, P.C. as its principal accountant to audit the Company's financial statements.  Wolf & Company, P.C. will audit the financial statements of the Company for the fiscal year ending January 31, 2014.

During the two most recent fiscal years ended January 31, 2013 and 2012 or any subsequent interim period prior to Wolf & Company, P.C’s engagement, the Company did not consult with Wolf & Company, P.C regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

 (d)             Exhibits

Exhibit No.        Exhibit

16.1              Letter of Ernst & Young LLP to the U.S. Securities and Exchange Commission dated July 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date July 16, 2013	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                                 Exhibit

16.1              Letter of Ernst & Young LLP to the U.S. Securities and Exchange Commission dated July 16, 2013